AGREEMENT

      This Agreement made and entered into this 23rd day of September 2005, by and between the City of Kingman, Kansas, a Municipal Corporation, party of the First Part, sometimes hereinafter referred to as "First Party" and Composite Technology Corporation, a Nevada Corporation, party of the Second Part, sometimes hereinafter referred to as "Second Party".

      WHEREAS, on or about November 11, 2003, First Party and Second Party entered into an agreement, hereinafter referred to as "Kingman Agreement," whereby Second Party would provide various goods and services to First Party for specified sums of money with said terms and conditions more fully set forth in said agreement.

      WHEREAS, on or about May 5, 2005, Second Party filed Chapter 11 bankruptcy proceedings in the United States Bankruptcy Court, Central District of California, Santa Ana Division, Case No. 05-13107 JR.

      WHEREAS, in said bankruptcy plan and subsequent amended plans filed in said proceedings (collectively the "Plan), Second Party has proposed to reject the Kingman Agreement entered into by Second Party with First Party.

      WHEREAS, the parties desire to reach an agreement whereby certain goods and services can be provided by Second Party and paid for by First Party in an effort to maintain a business relationship between the parties.

      WHEREAS, if said parties can reach such agreement, then First Party, upon conditions set forth hereafter, will release any right, title, and interest to pursue claims in said bankruptcy proceedings. The parties hereto do hereby agree as set forth hereafter.

      The parties, based upon the mutual covenants, consideration, and terms and conditions hereinafter set forth, agree as follows:

      1. The parties state and agree that all terms and conditions of this Agreement shall be conditioned upon the signature of the parties hereto, approval of this Agreement by the Bankruptcy Court, confirmation of the Chapter 11 Plan, and performance of the obligations by the parties stated herein. This Agreement is void if not approved by the Bankruptcy Court on or before November 1, 2005.

      2. Second Party agrees to supply First Party with 369,600 feet (70 lineal miles) of Hawk size finished conductor for $883,334 less 5% = $839,167 (difference of $44,167) ("Cable"). The Cable shipping charges will be paid by the Second Party and shipped to First Party by Second Party within ninety (90) days of receipt of First Party's purchase order. First Party's purchase order shall be prepared on Second Party's standard purchase order form for products of this type. Second Party will also provide 240 dead-ends, 70 splices, and 1,368 FCI Armor-Rods (collectively "Hardware") at $350/each, $415/each, and $32/each, respectively, for a total of $156,826 less 5% = $148,985 (difference of $7,841). The charges for delivery of this Hardware will be paid by the Second Party. The total amount of the purchase order from First Party to Second Party (for the Cable $839,167 and Hardware $148,985) shall be credited by Second Party for the amount of $14,750 for past considerations. The Hardware will be delivered no later than ninety (90) days of the purchase order of the above-referenced Cable with payment terms of net 10 days from date of delivery.

      3. First Party will pay for Cable and Hardware above referenced upon receipt of said Cable and Hardware from Second Party. The amount to be paid is set forth in Paragraph 2 above.

      4. Second Party will provide up to $30,000 in on-site engineering and technical services and expenses during the installation period. These services shall be supplied at Second Party's standard charges for its personnel and actual costs incurred by the Second Party for sub-contract charges. Expenses shall be actual expenses incurred by Second Party personnel and actual expenses incurred by any sub-contractors selected by Second Party. First Party shall not have any right to independently incur any charges at Second Party's liability. Construction change orders are not included in this $30,000 amount, and any such change orders will be at Kingman's sole expense.

      5. Actual material requirements, as stated above, have already taken into account an increase in quantities (including Hardware spares) which have all been discounted by 5% to reflect Second Party's willingness to contribute up to 5% spare parts at no charge to First Party. The First Party is authorized to purchase additional cable and products as a direct factory purchaser for its use only.

      6. Second Party shall warrant and defend First Party against any type of defects or damages relating to the Cable or Hardware above referenced once said Cable and Hardware are installed for a period of one year after the Cable is energized.

      7. The parties agree that this Agreement shall be controlled by Kansas law.

      8. Pending Bankruptcy Court Approval of this Agreement, confirmation of the Chapter 11 Plan, and performance of the obligations by the parties stated herein, the First Party reserves its right under the Bankruptcy Code to file a proof of claim for damages allegedly arising from rejection of the Kingman Contract (`Rejection Claim") and the First Party reserves all defenses it has to defend against such Rejection Claim. The Rejection Claim is conditioned upon the signature of the parties hereto, approval of this Agreement by the Bankruptcy Court, confirmation of the Chapter 11 Plan, and performance of the obligations by the parties stated herein. In the event that the Rejection Claim is filed, upon Bankruptcy Court approval of this Agreement and confirmation of the Plan, such Rejection Claim shall be automatically deemed withdrawn and waived without any further action on any of the parties to this Agreement and without further notice, hearing or Bankruptcy Court order. In other words, in the event the Rejection Claim is filed, upon Bankruptcy Court Approval of this Agreement and confirmation of the Plan, the First Party acknowledges and understands that it shall not be entitled to payment or a distribution from the Second Party's Bankruptcy Estate on account of the Rejection Claim.

      9. Except as otherwise expressly stated or reserved in this Agreement and conditioned upon performance of the obligations stated herein, the First Party and their officers, directors, agents, employees, attorneys or representatives, and their predecessors and successors, in law or in equity, (collectively, the "Kingman Parties"), hereby release and forever discharge the Second Party and the Second Party's Bankruptcy Estate and their officers, directors, agents, employees, attorneys, insurers, representatives, and their predecessors and successors, in law or in equity (collectively, the "Debtor Parties"), from any and all actions, proceedings, obligations, liabilities, claims for relief, prayers for relief, demands, causes of action, damages, liabilities, damages, losses, costs and expenses and other claims (collectively "Claims") which the Kingman Parties might or could assert against the Debtor Parties, or any member thereof, which arise out of, are connected with, or are incidental to the Kingman Agreement.

      The Kingman Parties hereby acknowledge the provisions of California Civil Code section 1542, which states: A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR. With respect to the general releases of Claims, the Kingman Parties hereby waive any and all rights which may be conferred upon them by virtue of Civil Code section 1542 or any similar provision or body of law. In this regard, the Kingman Parties acknowledge that facts in addition to or different from those which are now known or believed to exist may hereafter be discovered with respect to the subject matter of the Claims and that the releases of Claims will remain fully enforceable notwithstanding such discovery.

      10. Except as otherwise expressly stated or reserved in this Agreement and conditioned upon performance of the obligations stated herein, the Debtor Parties hereby release and forever discharge the Kingman Parties from any and all actions, proceedings, obligations, liabilities, claims for relief, prayers for relief, demands, causes of action, damages, liabilities, damages, losses, costs and expenses and other claims (collectively "Claims") which the Debtor Parties might or could assert against the Kingman Parties, or any of them, which arise out of, are connected with, or are incidental to the Kingman Agreement.

      The Debtor Parties hereby acknowledge the provisions of California Civil Code section 1542, which states: A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR. The Debtor Parties hereby waive any and all rights which may be conferred upon them by virtue of Civil Code section 1542 or any similar provision or body of law. In this regard, the Debtor Parties acknowledge that facts in addition to or different from those which are now known or believed to exist may hereafter be discovered with respect to the subject matter of the Claims, and that the releases of Claims hereof will remain fully enforceable notwithstanding such discovery.

      11. This Agreement contains the sole, complete and entire agreement and understanding of the parties concerning the matters contained herein and may not be altered, modified, or changed in any manner except by a writing duly executed by the parties. No party is relying on any representations other than those expressly set forth herein. No conditions precedent to the effectiveness of this Agreement exists, other than as expressly provided for herein. There are no oral or written collateral agreements. All prior discussions and negotiations have been and are merged, integrated into and superseded by this Agreement.

      12. The parties, and each of them, warrant: (i) that no other person or entity had or has or claims, any interest in any of the claims, demands, causes of action, or damages covered in this Agreement; (ii) that they, and each of them, have the sole right and exclusive authority to execute this Agreement; and
(iii) that they have not sold, assigned, transferred, conveyed or otherwise disposed of any claim, demand, cause of action, obligation, damage or liability covered in this Agreement.

      13. This and any documents relating to it may be executed and transmitted to any other party by telefacsimile, which telefacsimile shall be deemed to be, and utilized in all respects as, an original, wet-inked document.

      14. Except as set forth herein, the parties hereto acknowledge that they have relied solely upon their own judgment, belief and knowledge of the existence, nature and extent of each claim, demand, or cause of action that each party may have against the other, and that each such party has not been influenced to any extent in entering into this Agreement by any representation or statement regarding any such claim, demand, or cause of action made by any other party hereto.

      15. All parties hereto shall bear their own attorneys' fees, expenses, and costs incurred in connection with the disputes between the parties hereto and in the preparation of this Agreement. In the event of any action or proceeding brought by any party against another based on or under this Agreement, the prevailing party(s) shall be entitled to recover attorneys' fees necessarily and actually incurred by said party(s) in such action or proceeding, including costs of appeal, if any, in such amount as the court of competent jurisdiction adjudging said matter may determine.

      16. The parties agree that they will execute any and all additional documents and take all additional steps and perform such additional acts as may be necessary or appropriate to consummate this settlement and accomplish the purposes thereof.

      17. The Debtor Parties shall cause appropriate notice of this Agreement to be given to parties entitled to such notice under the United States Bankruptcy Code and Rules and pursuant to Bankruptcy Court Order.

      18. Nothing set forth or contained in this Agreement or in the negotiations and communications leading to its completion shall be construed or used by any one as admissions against the interest of any of the parties hereto. Except to enforce, collect upon and/or to seek judicial interpretation (collectively "Enforce") of this Agreement, the terms of this Agreement including, without limitation, the recitals, representations and releases made by any party shall have no force or effect and will not be binding upon, enforceable against or deemed an admission or acknowledgment of any fact by any party except upon this Agreement becoming effective and then only in completion of the actions contemplated in this Agreement. This Agreement shall not be admissible as evidence in any action or proceeding except one to enforce this Agreement, or to carry forward the actions contemplated herein.

      19. This Agreement may be executed in any number of original, fax, or copied counterparts, and all counterparts shall be considered together as one agreement. A faxed or copied counterpart shall have the same force and effect as an original signed counterpart. Each of the parties hereby expressly forever waives any and all rights to raise the use of a fax machine to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a fax machine, as a defense to the formation of a contract.

      20. Each of the parties to this Agreement expressly warrants and represents that it is the sole and lawful owner of all right, title, and interest in and to every claim and other matter which it purports to release herein, and it has not assigned or transferred, or purported to assign or transfer to any person or entity any claims or other matters herein released.

      21. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective parties and their heirs, beneficiaries, devisees, trustees, executors, administrators, agents, representatives, successors and assigns.

      22. Should any dispute or issue, including to Enforce this Agreement, arise regarding this Agreement, the Bankruptcy Court shall have exclusive jurisdiction to determine any such disputes or issues arising under or which invoke Bankruptcy Law.

      23. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or illegal, the remaining provisions of this Agreement shall remain effective and enforceable unless the invalidated provisions are material or necessary to effectuate the purposes and essence of this Agreement.

      24. Time is of the essence with respect to performance of the terms of this Agreement.

      25. This Agreement is made by the parties solely for the benefit of themselves and the other persons and entities affiliated with one or more parties who are described in this Agreement. No other person or entity may claim any rights or benefits under this Agreement, and no third party benefits are conferred by or arise from the provisions of this Agreement.


IN WITNESS WHEREOF, the Parties have hereunto set their hands the day and year first above written.


      CITY OF KINGMAN, KANSAS
      ("First Party")
      By:
         ----------------------------------

      COMPOSITE TECHNOLOGY CORPORATION,
      a Nevada Corporation ("Second Party")

      By:
         ----------------------------------
             Benton Wilcoxon, CEO

APPROVED AS TO FORM:

PFEIFER & REYNOLDS LLP


--------------------------------------------------------------
Michael R. Pfeifer
Libby Wong
Attorneys for City of Kingman, Kansas, a Municipal Corporation


SHULMAN HODGES & BASTIAN LLP


-------------------------------------------------
Leonard M. Shulman
Mark Bradshaw
Attorneys for the Debtor and Debtor in Possession
Composite Technology Corporation